UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-5576 (Commission File Number)	52-0849320 (IRS Employer Identification No.)
6430 Rockledge Drive, Suite 503, Bethesda, MD (Address of principal executive offices) 20817 (Zip Code)
Registrant's telephone number, including area code: (703) 992-9260 Not Applicable (Former name and former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Mr. Edward M. Karr submitted his resignation as an independent director of the Board of Directors (the “Board”) of Spherix Incorporated (“Spherix” or the “Company”), effective immediately. Mr. Karr's decision to resign from the Board was not the result of any dispute or disagreement with the Company. Prior to his resignation, Mr. Karr was a member of the Board’s Audit, Compensation, Nominating and Litigation Committees. Effective as of his resignation, Mr. Karr is no longer a member of the Board or any of its committees.

As a result of the resignation of Mr. Karr, the Board will consist of five directors, four of whom are independent directors. The Board does not intend to appoint a new director to replace Mr. Karr, and has determined that the Board will consist of five directors going forward.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED (Registrant)
Date: December 19, 2014	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title	Chief Executive Officer